UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 15, 2006
JACK IN THE BOX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9390 (Commission File Number)	95-2698708 (IRS Employer Identification No.)

9330 Balboa Avenue, San Diego, CA (Address of Principal Executive Offices)		92123 (Zip Code)
(858) 571-2121
Registrant’s telephone number, including area code
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
On December 15, 2006, Jack in the Box Inc. (the “Company”), as borrower, entered into a new credit agreement among the Company, Wachovia Bank, National Association, as administrative agent and certain lender parties (the “Credit Agreement”). The Credit Agreement consists of a revolving credit facility of $150 million with a five year maturity and a term loan facility of $475 million with a six year maturity.
The Credit Agreement and related loan documents replace the Company’s prior Amended and Restated Credit Agreement dated as of January 8, 2004 and related loan documents, in each case as amended from time to time (collectively, the “Prior Credit Facility”). All commitments under the Prior Credit Facility were terminated, all borrowings thereunder were repaid, and all liens thereunder were released, in each case effective December 15, 2006.
The Company borrowed $275 million under the term loan facility (the “Term Loan Facility”) under the new Credit Agreement on December 15, 2006. The remaining $200 million of commitments under the Term Loan Facility are available to be borrowed by the Company, subject to certain customary conditions. Proceeds from the borrowings made on December 15, 2006 were used to repay all borrowings under the Prior Credit Facility and to pay related transaction fees and expenses, including transaction fees and expenses associated with the credit facility established under the new Credit Agreement. Proceeds from the remaining available portion of the Term Loan Facility are required under the terms of the new Credit Agreement to be used to finance, together with cash on hand, the consummation of the Company’s tender offer to repurchase a portion of the Company’s outstanding Capital Stock pursuant to the Offer to Purchase filed by the Company on Schedule TO with the SEC on November 21, 2006 (the “Tender Offer”), to pay fees and expenses incurred in connection with the Tender Offer, and for ongoing working capital requirements and other general corporate purposes.
The Company has not borrowed any funds under the revolving credit facility (the “Revolving Credit Facility”) under the new Credit Agreement. Any borrowings under the Revolving Credit Facility will be used for permitted share repurchases, permitted dividends, permitted acquisitions, ongoing working capital requirements and other general corporate purposes. To maintain availability of funds under the Revolving Credit Facility, undrawn amounts under the Revolving Credit Facility will accrue a commitment fee of between 25 basis points to 37.5 basis points per annum, based on the Company’s leverage ratio. The Company’s ability to borrow additional monies in the future under the Revolving Credit Facility is subject to certain conditions, including compliance with certain covenants and making certain representations and warranties.
The initial interest rates per annum applicable to loans under each of the Term Loan Facility and the Revolving Credit Facility are, at the Company’s option, based on either (a) the applicable base rate (as defined in the Credit Agreement) plus an initial margin of 37.5 basis points or (b) the LIBOR Rate (as defined in the Credit Agreement) plus an initial margin of 137.5 basis points. From and after ten business days following the delivery of financial statements for the first full fiscal quarter after the closing date of the Credit Agreement, the interest margins will be determined by the Company’s leverage ratio on a quarterly basis in accordance with the applicable pricing grid, which provides for a range of base rate margins from 12.5 basis points to 62.5 basis points and a range of LIBOR margins from 112.5 basis points to 162.5 basis points. Interest payments under the Credit Agreement are due on the interest payment dates specified therein.

The Term Loan Facility requires amortization in the form of quarterly scheduled principal installments in the annual percentages of principal outstanding as of January 16, 2007 set forth below. The first such scheduled installment is required to be made on January 31, 2008.

Calendar Year	2008	2009	2010	2011	2012
Applicable Percentage	5%	10%	10%	15%	60%
Each scheduled installment is subject to reduction based on voluntary and mandatory prepayments as set forth below.
Outstanding loans under the Revolving Credit Facility will be payable in full upon maturity.
The Company may make voluntary prepayments of the loans under the Term Loan Facility and the Revolving Credit Facility at any time without premium or penalty (excluding any applicable LIBOR breakage costs). So long as the unused portion of the Revolving Credit Facility equals or exceeds $50 million at the time of, and after giving effect to, any voluntary prepayment with respect to the Term Loan Facility, such prepayment will be applied to reduce the remaining scheduled quarterly principal installments of the Term Loan Facility (in either direct order of maturity, inverse order of maturity or on a pro rata basis, as directed by the Company). If the unused portion of the Revolving Credit Facility is less than $50 million, then such prepayment shall be applied to the remaining scheduled quarterly principal payments of the Term Loan Facility on a pro rata basis.
The Company is required to make mandatory prepayments of the loans under the Credit Agreement from asset sales, certain issuances of debt, issuances of equity securities, insurance and condemnation recoveries, and excess cash flow, subject in each case to certain exceptions and limitations specified in the Credit Agreement. Each mandatory prepayment (other than mandatory prepayments required on an annual basis with respect to excess cash flow) will be applied first, to reduce the remaining scheduled quarterly installments of the Term Loan Facility on a pro rata basis and second, to the extent of any excess, to temporarily prepay the loans, if any, under the Revolving Credit Facility. Annual mandatory prepayments required with respect to excess cash flow will be applied first, to reduce the remaining scheduled quarterly principal installments of the Term Loan Facility (in either direct order of maturity, inverse order of maturity or on a pro rata basis, as directed by the Company) and second, to the extent of any excess, to temporarily prepay the loans, if any, under the Revolving Credit Facility.
The subsidiary Guarantors (as defined in the Credit Agreement) have guaranteed the obligations of the Company under the Credit Agreement pursuant to a separate guaranty agreement (the “Guaranty”). Any future direct and indirect subsidiaries of the Company, other than unrestricted subsidiaries (as defined in the Credit Agreement) and other than foreign subsidiaries, also are required to guarantee the obligations of the Company under the Credit Agreement.
The Company’s obligations under the Credit Agreement are secured by a pledge of one hundred percent of the equity interests issued by each domestic subsidiary owned by the Company, sixty-six percent of the voting equity interests issued by any first tier foreign subsidiary owned by the Company, one hundred percent of the non-voting equity interests issued by any first tier foreign subsidiary owned by the Company, and certain related collateral, pursuant to the terms of a collateral agreement (the “Collateral Agreement”). Each subsidiary Guarantor’s obligations under the Guaranty are secured by a pledge of one hundred percent of the equity interests issued by each domestic subsidiary owned by such subsidiary Guarantor, sixty-six percent of the voting equity interests issued by any first tier foreign subsidiary owned by such subsidiary Guarantor, one hundred percent of the non-voting equity interests issued by any first tier foreign subsidiary owned by such subsidiary Guarantor, and certain related collateral, pursuant to the terms of the Collateral Agreement. The subsidiary guarantees and the collateral under the Collateral Agreement are subject to release upon fulfillment of certain conditions specified in the Credit Agreement, the Guaranty and the Collateral Agreement.

The Credit Agreement and related loan documents contain covenants that limit the ability of the Company and its restricted subsidiaries (as defined in the Credit Agreement), among other things, to:
•	incur or guarantee indebtedness;

•	pay dividends or repurchase stock;

•	incur liens on any assets;

•	enter into transactions with affiliates;

•	consummate certain asset sales, acquisitions or mergers (provided, that the Company’s ability to sell restaurants to franchisees is not limited by this covenant);

•	liquidate, dissolve or wind-up; or

•	make investments.
The Credit Agreement also requires compliance with three financial covenants: (a) a minimum fixed charge coverage ratio to be equal to or greater than 1.35 to 1.00 as of the end of any fiscal quarter during the term of the Credit Agreement; (b) a maximum leverage ratio to be less than or equal to 2.75 to 1.00 as of the end of any fiscal quarter for fiscal years 2007 and 2008, 2.50 to 1.00 for fiscal year 2009 and 2.25 to 1.00 thereafter; and (c) maximum capital expenditures not to exceed $200 million in fiscal years 2007 and 2010, $225 million in fiscal years 2008 and 2009 and $175 million in fiscal years 2011 and 2012; provided that the unused amount of any permitted capital expenditures in any fiscal year (up to 10% of the total permitted capital expenditures in such fiscal year) may be carried forward to the immediately succeeding fiscal year.
The Credit Agreement contains customary events of default, including:
•	failure to make required payments;

•	failure to comply with certain agreements or covenants;

•	failure to pay, or acceleration of, certain other indebtedness;

•	certain events of bankruptcy and insolvency; and

•	failure to pay certain judgments.
The Credit agreement also contains other customary terms and conditions, including representations and warranties and indemnity provisions.
The Company and its affiliates have no material relationship with any of the parties to the Credit Agreement and related loan documents, other than the following: (i) in respect of the Credit Agreement and related financing transactions and (ii) in respect of separate cash-collateralized letters of credit issued by Wachovia Bank, National Association in the outstanding amount of approximately $40 million. In addition, each of Wachovia Capital Markets, LLC and Morgan Stanley & Co. Incorporated is acting as a dealer manager with respect to the Tender Offer.
The foregoing descriptions of the Credit Agreement, the Collateral Agreement and the Guaranty are qualified in their entirety by reference to each such material contract, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Report.
Item 1.02 Termination of a Material Definitive Agreement
The information included in Item 1.01 of this Report with respect to the Prior Credit Facility is incorporated by reference into this Item 1.02. The Company and its affiliates have no material relationship with any of the parties to the Prior Credit Facility, other than (i) in respect of the Prior Credit Facility and related financing transactions and (ii) in respect of separate cash-collateralized letters of credit issued by Wachovia Bank, National Association in the outstanding amount of approximately $40 million. In addition, each of Wachovia Capital Markets, LLC and Morgan Stanley & Co. Incorporated is acting as a dealer manager with respect to the Tender Offer.
Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The obligations of the Company and its subsidiaries under the Credit Agreement and related loan documents constitute direct financial obligations that are material to the Company. As to such direct financial obligations, the information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
      (c) Exhibits.

Exhibit	Description
10.1	Credit Agreement dated as of December 15, 2006, among Jack in the Box Inc., Wachovia Bank, National Association, as Administrative Agent, and the other lender and agent parties thereto
10.2	Collateral Agreement dated as of December 15, 2006, among Jack in the Box Inc., Wachovia Bank, National Association, as Administrative Agent, and the subsidiaries of Jack in the Box Inc. party thereto
10.3	Guaranty Agreement dated as of December 15, 2006, by the subsidiary guarantors party thereto in favor of the secured parties referenced therein

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.
Date: December 18, 2006	By:	/s/ JERRY P. REBEL
		Name:	JERRY P. REBEL
		Title:	Executive Vice-President Chief Financial Officer (Principal Financial Officer) (Duly Authorized Signatory)

EXHIBIT INDEX

Exhibit	Description
10.1	Credit Agreement dated as of December 15, 2006, among Jack in the Box Inc., Wachovia Bank, National Association, as Administrative Agent, and the other lender and agent parties thereto
10.2	Collateral Agreement dated as of December 15, 2006, among Jack in the Box Inc., Wachovia Bank, National Association, as Administrative Agent, and the subsidiaries of Jack in the Box Inc. party thereto
10.3	Guaranty Agreement dated as of December 15, 2006, by the subsidiary guarantors party thereto in favor of the secured parties referenced therein